AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) dated July 14, 2021 (“Effective Date”) is by and between Direxion Shares ETF Trust (the “Trust”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.

BNY Mellon and the Trust entered into a Custody Agreement dated as of September 25, 2008, as amended to date, (the “Agreement”) relating to BNY Mellon’s provision of services to each series identified on Schedule II (each a “Fund”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule II to the Agreement is hereby deleted in its entirety and replaced with Schedule II attached hereto.

2.	Miscellaneous.

(a)

Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)

This Amendment may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Amendment physically delivered, on a copy of the Amendment transmitted by facsimile transmission or on a copy of the Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

DIREXION SHARES ETF TRUST
On behalf of each Fund identified on Schedule II attached to the Agreement

By: /s/ Jake R. Behan
Name: Jake R Behan
Title: SVP Trading

THE BANK OF NEW YORK MELLON

By: /s/ Jeffrey B. McCarthy
Name: Jeffrey B. McCarthy
Title: Managing Director, Exchange-Traded Funds

SCHEDULE II

(Amended and Restated as of July 14, 2021)

DX Shrs ETF Trust Exp Wire OP Acct
Direxion Daily S&P 500 Bull 3X Shares
Direxion Daily S&P 500 Bear 3X Shares
Direxion Daily Mid Cap Bull 3X Shares
Direxion Daily Small Cap Bull 3X Shares
Direxion Daily Small Cap Bear 3X Shares
Direxion Daily MSCI Emerging Markets Bull 3X Shares
Direxion Daily MSCI Emerging Markets Bear 3X Shares
Direxion Daily FTSE China Bull 3X Shares
Direxion Daily FTSE China Bear 3X Shares
Direxion Daily MSCI India Bull 2X Shares
Direxion Daily Latin America Bull 2X Shares
Direxion Daily Energy Bull 2X Shares
Direxion Daily Energy Bear 2X Shares
Direxion Daily Financial Bull 3X Shares
Direxion Daily Financial Bear 3X Shares
Direxion Daily Technology Bull 3X Shares
Direxion Daily Technology Bear 3X Shares
Direxion Daily MSCI Real Estate Bull 3X Shares
Direxion Daily MSCI Real Estate Bear 3X Shares
Direxion Daily 7-10 Year Treasury Bull 3X Shares
Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares
Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily Healthcare Bull 3X Shares
Direxion Daily Retail Bull 3X Shares
Direxion Daily Semiconductor Bull 3X Shares
Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Gold Miners Index Bull 2X Shares
Direxion Daily Gold Miners Index Bear 2X Shares
Direxion Daily Russia Bull 2X Shares
Direxion NASDAQ-100® Equal Weighted Index Shares
Direxion Daily MSCI South Korea Bull 3X Shares
Direxion Daily MSCI Brazil Bull 2X Shares
Direxion Daily Junior Gold Miners Index Bull 2X Shares
Direxion Daily Junior Gold Miners Index Bear 2X Shares
Direxion Daily FTSE Europe Bull 3X Shares
Direxion Daily S&P 500® Bull 2X Shares
Direxion Daily CSI 300 China A Share Bull 2X Shares
Direxion Daily CSI 300 China A Share Bear 1X Shares
Direxion Daily S&P Biotech Bull 3X Shares
Direxion Daily S&P Biotech Bear 3X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 2X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 2X Shares
Direxion Daily Homebuilders & Supplies Bull 3X Shares
Direxion Daily Regional Banks Bull 3X Share
Direxion Daily S&P 500 Bear 1X Shares
Direxion Daily CSI China Internet Index Bull 2X Shares
Direxion Auspice Broad Commodity Strategy ETF
Direxion BCS Fund, Ltd.
Direxion Daily MSCI Mexico Bull 3X Shares
Direxion Daily Utilities Bull 3X Shares
Direxion Daily Industrials Bull 3X Shares
Direxion Daily Transportation Bull 3X Shares
Direxion Daily Aerospace & Defense Bull 3X Shares
Direxion Daily Pharmaceutical & Medical Bull 3X Shares

Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 2X Shares
Direxion Daily Consumer Discretionary Bull 3X Shares
Direxion Russell 1000 Value Over Growth ETF
Direxion Russell 1000 Growth Over Value ETF
Direxion Daily S&P 500® High Beta Bull 3X Shares
Direxion Daily S&P 500® High Beta Bear 3X Shares
Direxion Daily Dow Jones Internet Bull 3X Shares
Direxion Daily Dow Jones Internet Bear 3X Shares
Direxion MSCI USA ESG - Leaders vs. Laggards ETF
Direxion S&P 500 High minus Low QualityETF
Direxion Flight to Safety Strategy ETF
Direxion FTS Fund, Ltd.
DirexionWork From Home ETF
Direxion High Growth ETF
Direxion Fallen Knives ETF
Direxion Dynamic Hedge ETF
Direxion Connected Consumer ETF
Direxion Moonshot Innovators ETF
Direxion World Without Waste ETF
Direxion Daily Cloud Computing Bull 2X Shares
Direxion Daily Cloud Computing Bear 2X Shares
Direxion Hydrogen ETF
Direxion Daily Travel & Vacation Bull 2X Shares
Direxion Daily 5G Communications Bull 2X Shares
Direxion Low Priced Stock ETF
Direxion Daily Global Clean Energy Bull 2X Shares